Exhibit 23




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-82948 and No. 333-41895) pertaining to the Incentive Stock Option and Non-Qualified Stock Option Plan and Registration Statement (Form S-8 No. 333-41893) pertaining to the 1997 Non-Employee Directors' Equity Incentive Plan of Moore Products Co. of our report dated January 28, 1999, with respect to the consolidated financial statements and schedule of Moore Products Co. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                  \s\ Ernst & Young LLP


Philadelphia, Pennsylvania
March 25, 1999

                                       48